Exhibit 99.1

Energy Recovery Reports Second Quarter
and First-Half 2016 Results

SAN LEANDRO, Calif., August 3, 2016 — Energy Recovery Inc. (NASDAQ:ERII), the leader in pressure energy technology for industrial fluid flows, today announced its financial results for the second quarter ended on June 30, 2016, as well as year-to-date results for the first half of 2016.

Joel Gay, President and Chief Executive Officer, said, “The second quarter is further evidence that 2016 is the year of delivery. Having only generated greater revenues once in a second quarter in the Company’s post-IPO history, our topline performance is a positive indicator of the full fiscal year prospects, especially as it relates to large-scale capital projects within the desalination business. The Company also secured a purchase order for the first multiple IsoBoost system installation for what will be one of the largest gas processing plants in the Middle East, generating more momentum for our centrifugal line of products in oil & gas. We also continue to advance toward the execution of the two performance milestones pursuant to our VorTeqTM licensing agreement with Schlumberger, which will trigger the incremental $50 million in up-front contract payments. As communicated at the onset of this year, through the execution of its long-term strategy, Energy Recovery will continue to protect its market share in desalination and further develop and gain traction in its emerging market segments with the singular objective of driving and sustaining long-term growth.”

Second Quarter 2016 Summary

●	Total revenue increased 26% to $13.2 million, one of the best second quarters in the Company’s post-IPO history
●	EPS of $0.01
●	Highest total gross margin(1) in the Company’s post-IPO history of 68% for the second quarter; product gross margin was 65% for the same period

Revenues

The Company generated total revenue of $13.2 million in the second quarter of 2016, and $24.5 million for the first half of 2016, compared to $10.5 million and $16.3 million in the same periods of the prior year. This marks one of the best second quarters in the Company’s history. The increase was primarily due to strong OEM and aftermarket shipments and the amortization of the Schlumberger exclusivity fee.

1 Total gross profit, total gross margin, adjusted net income (loss), and adjusted basic and diluted net income (loss) per share are Non-GAAP financial measures. Please refer to the discussion under headings “Use of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures.”

Energy Recovery had $12.0 million in product revenue in the second quarter of 2016, up from $10.5 million in the second quarter of 2015. Year-to-date, the Company reported product revenue of $22.0 million, up from $16.3 million in the first half of 2015.

The Company recognized $1.3 million in license and development revenue during the second quarter of 2016 and $2.5 million year-to-date. This revenue is associated with the amortization of the $75 million exclusivity fee paid by Schlumberger in the fourth quarter of 2015 for the exclusive use of the Company’s VorTeq hydraulic fracturing system. The Company recognized no such revenue during the same period last year. The Schlumberger exclusivity fee will continue to be amortized on a level basis through the duration of the 15-year agreement. Schlumberger will also pay two (2) separate $25 million payments (for a total of $50 million) subject to the Company satisfying certain milestones and key performance indicators. Following commercialization, Schlumberger will pay an annual royalty fee of $1.5 million per VorTeq in service per year for the duration of the license agreement. Total annual royalties are dictated by VorTeq minimum adoption requirements as a percentage of Schlumberger’s active fleets.

Gross Margin

Product gross margin increased 1,100 basis points to 65% for the second quarter of 2016, compared to 54% in the second quarter of 2015. Including license and development revenue associated with the Schlumberger exclusivity fee, total gross margin(2) increased by 1,400 basis points to 68%, which represents the highest total gross margin in the Company’s post-IPO history.

Operating Expenses

Operating expenses for the second quarter of 2016 decreased to $8.5 million from $8.9 million in the second quarter of 2015. Year to date, the Company reported operating expenses of $18.3 million, down from $20.3 million in the first half of 2015.

The decrease quarter over quarter was driven by a reduction in non-recurring expenses and administrative expenses, offset by higher R&D expenses associated with Schlumberger Milestone 1 testing. Non-recurring expenses in the second quarter of 2015 totaled $2.7 million - primarily due to the CEO transition - whereas the Company did not have any material non-recurring expenses in the second quarter of 2016.

Bottom Line Summary

To summarize financial performance, the Company reported net income of $0.5 million, or $0.01 per share, in the second quarter of 2016. Comparatively, the Company reported a net loss of $(3.3) million, or $(0.06) per share, in the second quarter of 2015. Summarizing the year to date financial performance, Energy Recovery reported a net loss of $(1.5) million, or $(0.03) per share, versus a net loss of $(11.6) million, or $(0.22) per share, for the first half of 2015.

2 Total gross profit, total gross margin, adjusted net income (loss), and adjusted basic and diluted net income (loss) per share are Non-GAAP financial measures. Please refer to the discussion under headings “Use of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures.”

The improvement was driven by strengthening demand in global desalination markets, a favorable shift in product mix, revenue associated with the Schlumberger exclusivity fee amortization, and a reduction in operating expenses.

Excluding non-recurring items, the Company reported adjusted net income(3) of $0.5 million, or $0.01 per share in the second quarter of 2016.

Comparatively, the Company reported an adjusted net loss(1) of $(0.7) million, or $(0.01) per share, in the second quarter of 2015(1). Year to date, the Company reported an adjusted net loss(1) of $(0.5) million versus a $(5.9) million for the first half of 2015.

Cash Flow Highlights

The Company ended the quarter with unrestricted cash of $79.0 million, current and non-current restricted cash of $4.1 million, and short-term investments of $15.1 million, all of which represent a combined total of $98.2 million.

During the second quarter of 2016, the Company’s net cash provided by operating activities was $1.1 million. This includes net income of $0.5 million and non-cash expenses of $1.6 million, the largest of which were share-based compensation of $0.7 million and depreciation and amortization of $0.9 million. The reduction of inventory contributed $0.6 million and increases in other liabilities contributed $0.3 million to cash from operating activities, offset by $(0.6) million in increased accounts receivable and a reduction of $(1.3) million in deferred revenue related to the amortization of the Schlumberger exclusivity fee. Cash used in investing activities was $(15.3) million driven by $(14.9) million in purchases of marketable securities and $(0.5) million in capital expenditures. Cash used in financing activities was $(3.3) million, attributed to stock repurchases of $(4.3) million, offset by $1.0 million collected from the issuance of common stock related to option exercises.

During the first half of 2016, cash provided by operating activities was $0.8 million. This includes a net loss of $(1.5) million and non-cash expenses of $3.5 million, the largest of which were share-based compensation of $1.9 million and depreciation and amortization of $1.9 million. The monetization of receivables favorably impacted cash from operating activities by $3.4 million, offset by $(2.1) million in accounts payable and other liabilities and a reduction of $(2.5) million in deferred revenue related to the amortization of the Schlumberger exclusivity fee. Cash used in investing activities was $(15.8) million driven by $(14.9) million in purchases of marketable securities and $(0.6) million in capital expenditures. Cash used in financing activities was $(5.9) million, attributed to stock repurchases of $(8.4) million, offset by $2.5 million collected from the issuance of common stock related to option exercises.

3 Total gross profit, total gross margin, adjusted net income (loss), and adjusted basic and diluted net income (loss) per share are Non-GAAP financial measures. Please refer to the discussion under headings “Use of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures.”

Forward-Looking Statements

Certain matters discussed in this press release and on the conference call are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the Company’s expectations for its financial performance in 2016 and the Company’s ability to achieve the milestones under the Schlumberger licensing agreement and receive the related contractual payments. These forward-looking statements are based on information currently available to us and on management’s beliefs, assumptions, estimates, or projections and are not guarantees of future events or results. Potential risks and uncertainties include our ability to achieve the milestones under the Schlumberger agreement, any other factors that may have been discussed herein regarding the risks and uncertainties of our business, and the risks discussed under “Risk Factors” in our Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 3, 2016 as well as other reports filed by the Company with the SEC from time to time. Because such forward-looking statements involve risks and uncertainties, the Company's actual results may differ materially from the predictions in these forward-looking statements. All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements.

Use of Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures, including total gross profit, total gross margin, adjusted net income (loss), and adjusted basic and diluted net income (loss) per share. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions, and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. The Company believes these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Conference Call to Discuss Second Quarter 2016 Results

LIVE CONFERENCE CALL WEBCAST: Thursday, August 4, 2016, 7:30 AM PDT Listen-only, Toll-free: 888-539-3612 Listen-only, Local: 719-457-2604 Access code: 5906242	CONFERENCE CALL REPLAY: Expiration: August 18, 2016, 10:30 AM PDT Toll-free: 888-203-1112 Local: 719-457-0820 Access code: 5906242

Investors may also access the live call or the replay over the internet at www.streetevents.com or www.energyrecovery.com. The replay will be available approximately three hours after the live call concludes.

About Energy Recovery Inc.

Energy Recovery (ERII) is an energy solutions provider to industrial fluid flow markets worldwide. Energy Recovery solutions recycle and convert wasted pressure energy into a usable asset and preserve pumps that are subject to hostile processing environments. With award-winning technology, Energy Recovery simplifies complex industrial systems while improving productivity, profitability, and efficiency within the oil & gas, chemical processing, and water industries. Energy Recovery products save clients more than $1.7 billion (USD) annually. Headquartered in the Bay Area, Energy Recovery has offices in Ireland, Shanghai, and Dubai. For more information about the Company, please visit www.energyrecovery.com.

Contact

Chris Gannon

Chief Financial Officer

510-483-7370

ENERGY RECOVERY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data and par value)

(unaudited)

	June 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$78,987	$99,931
Restricted cash	1,058	1,490
Short-term investments	15,095	257
Accounts receivable, net of allowance for doubtful accounts of $168 and $166 at June 30, 2016 and December 31, 2015, respectively	8,242	11,590
Unbilled receivables, current	1,804	1,879
Inventories	6,178	6,503
Deferred tax assets, net	—	938
Prepaid expenses and other current assets	1,272	943
Total current assets	112,636	123,531
Restricted cash, non-current	3,065	2,317
Unbilled receivables, non-current	—	6
Deferred tax assets, non-current	885	—
Property and equipment, net of accumulated depreciation of $19,872 and $18,338 at June 30, 2016 and December 31, 2015, respectively	9,762	10,622
Goodwill	12,790	12,790
Other intangible assets, net	2,216	2,531
Other assets, non-current	2	2
Total assets	$141,356	$151,799

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,518	$1,865
Accrued expenses and other current liabilities	5,233	7,808
Income taxes payable	89	2
Accrued warranty reserve	411	461
Deferred revenue	6,772	5,878
Current portion of long-term debt	10	10
Total current liabilities	14,033	16,024
Long-term debt, net of current portion	33	38
Deferred tax liabilities, non-current	2,109	2,360
Deferred revenue, non-current	66,462	69,000
Other non-current liabilities	637	718
Total liabilities	83,274	88,140
Commitments and Contingencies (Note 9)
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized; 55,731,277 shares issued and 52,124,021 shares outstanding at June 30, 2016, and 54,948,235 shares issued and 52,468,779 shares outstanding at December 31, 2015	56	55
Additional paid-in capital	134,156	129,809
Accumulated other comprehensive loss	(101)	(64)
Treasury stock at cost, 3,607,256 and 2,479,456 shares repurchased at June 30, 2016 and December 31, 2015, respectively	(15,213)	(6,835)
Accumulated deficit	(60,816)	(59,306)
Total stockholders’ equity	58,082	63,659
Total liabilities and stockholders’ equity	$141,356	$151,799

ENERGY RECOVERY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Product revenue	$11,973	$10,484	$22,024	$16,348
Product cost of revenue	4,236	4,836	7,910	7,367
Product gross profit	7,737	5,648	14,114	8,981

License and development revenue	1,250	—	2,500	—

Operating expenses:
General and administrative	3,992	5,362	8,876	11,640
Sales and marketing	1,935	1,994	4,005	4,427
Research and development	2,422	1,410	5,087	3,943
Amortization of intangible assets	158	158	315	317
Total operating expenses	8,507	8,924	18,283	20,327
Income (loss) from operations	480	(3,276)	(1,669)	(11,346)

Other expense:
Interest expense	—	—	(1)	(40)
Other non-operating income (expense)	79	20	58	(82)
Income (loss) before income taxes	559	(3,256)	(1,612)	(11,468)
Provision (benefit) for income taxes	103	71	(102)	142
Net income (loss)	$456	$(3,327)	$(1,510)	$(11,610)

Net income (loss) per share - basic	$0.01	$(0.06)	$(0.03)	$(0.22)
Net income (loss) per share - diluted	$0.01	$(0.06)	$(0.03)	$(0.22)

Weighted average shares outstanding - basic	52,369	52,026	52,288	51,987
Weighted average shares outstanding - diluted	55,698	52,026	52,288	51,987

ENERGY RECOVERY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2016	2015
Cash Flows From Operating Activities
Net loss	$(1,510)	$(11,610)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	1,865	3,053
Depreciation and amortization	1,851	1,959
Provision for warranty claims	96	15
Unrealized loss on foreign currency transactions	52	21
Amortization of premiums on investments	34	130
Change in fair value of put options	33	—
Provision for doubtful accounts	16	59
Valuation adjustments for excess or obsolete inventory	(42)	21
Other non-cash adjustments	(49)	86
Reversal of accruals related to expired warranties	(146)	—
Deferred income taxes	(199)	131
Changes in operating assets and liabilities:
Accounts receivable	3,333	3,472
Deferred revenue, product	855	714
Inventories	389	(1,520)
Income taxes payable	89	4
Unbilled receivables	81	60
Litigation settlement	—	(1,700)
Accounts payable	(347)	549
Prepaid and other assets	(384)	239
Deferred revenue, SLB license	(2,500)	—
Accrued expenses and other liabilities	(2,668)	(3,633)
Net cash provided by (used in) operating activities	849	(7,950)

Cash Flows From Investing Activities
Maturities of marketable securities	—	8,235
Restricted cash	(315)	2,422
Capital expenditures	(613)	(429)
Purchases of marketable securities	(14,903)	—
Net cash (used in) provided by investing activities	(15,831)	10,228

Cash Flows From Financing Activities
Net proceeds from issuance of common stock	2,511	293
Proceeds from long-term debt	—	55
Repayment of long-term debt	(5)	(2)
Repurchase of common stock	(8,378)	—
Net cash (used in) provided by financing activities	(5,872)	346
Effect of exchange rate differences on cash and cash equivalents	(90)	(18)
Net change in cash and cash equivalents	(20,944)	2,606
Cash and cash equivalents, beginning of period	99,931	15,501
Cash and cash equivalents, end of period	$78,987	$18,107

ENERGY RECOVERY, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

(unaudited)

This press release includes non-GAAP financial information because we plan and manage our business using such information. Our non-GAAP Total Gross Profit, Total Gross Margin are determined by adding back the license and development revenue associated with the amortization of the Schlumberger exclusivity fee. Our non-GAAP Adjusted Net Income and per share information also exclude non-recurring expenses.

	Three Months Ended June 30		Six Months Ended June 30
	2016	2015	2016	2015
Product revenue	$11,973	$10,484	$22,024	$16,348
License and development revenue	1,250	-		2,500
Total revenue	13,223	10,484		24,524

Product gross profit	7,737	5,648		14,114
License and development revenue	1,250	-		2,500
Total gross profit (Non-GAAP)	8,987	5,648		16,614

Product gross margin	65%	54%	64%	55%
Total gross margin (Non-GAAP)	68%	54%	68%	55%

Net income (loss)	456	(3,327)	(1,510)	(11,610)
Non-recurring operating expenses	-	2,674	1,008	5,719
Adjusted net income (loss) (Non-GAAP)	456	(653)	(502)	(5,891)

Basic and diluted net income (loss) per share	0.01	(0.06)	(0.03)	(0.22)
Adjusted basic and diluted net income (loss) per share (Non-GAAP)	0.01	(0.01)	(0.01)	(0.11)

Weighted average shares outstanding - basic	52,369	52,026	52,288	51,987
Weighted average shares outstanding - diluted	55,698	52,026	52,288	51,987